Exhibit 1.01

INTERNATIONAL BUSINESS MACHINES CORPORATION

Conflict Minerals Report

For the reporting period from January 1, 2020 to December 31, 2020

This Conflict Minerals Report (Report) of International Business Machines Corporation (IBM) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the Rule) promulgated under the Securities Exchange Act of 1934, as amended, for the period from January 1, 2020 through December 31, 2020 (Reporting Period).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products, and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite, and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively, Conflict Minerals or 3TG). As described in this Report, Conflict Minerals are necessary to the functionality or production of certain products that IBM manufactures or contracts to manufacture.

Design of IBM’s Responsible Minerals Program

IBM’s Responsible Minerals Program, which includes IBM’s Conflict Minerals Initiative and Cobalt Initiative, is run by full-time, experienced supply chain professionals within IBM’s Global Procurement organization. This team reports to IBM’s Vice President and Chief Procurement Officer, who has responsibility for IBM’s external supply base in support of products listed in this report. IBM is highly committed to source tin, tantalum, tungsten, and gold (3TG) and other minerals responsibly. In support of its established goals, IBM continued development and growth of the Responsible Sourcing Blockchain Network (RSBN), Responsible Minerals supply chain education, smelter or refiner (SOR) outreach, and collaboration with other companies.

Description of IBM’s Products

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by IBM; and (iii) for which the manufacture was completed during the Reporting Period (Covered Products). The Covered Products include the following product categories that were manufactured or contracted to be manufactured by IBM in 2020:

Servers: a range of high-performance systems designed to address computing capacity, security and performance needs of businesses, hyperscale cloud service providers and scientific computing organizations. The portfolio includes IBM Z and LinuxONE, trusted enterprise platforms for integrating data, transactions and insight, and Power Systems, a system designed from the ground up for big data and enterprise AI, optimized for hybrid cloud and Linux.

Storage Systems: data storage products and solutions that allow clients to retain and manage rapidly growing, complex volumes of digital information and to fuel data-centric cognitive applications. These solutions address critical client requirements for information retention and archiving, security, compliance and storage optimization, including data deduplication, availability and virtualization. The portfolio consists of a broad range of flash storage, disk and tape storage solutions.

Reasonable Country of Origin Inquiry

IBM conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals. This inquiry was designed to determine whether any of the Conflict Minerals originated in the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia or Angola (collectively, Covered Countries), and whether any of the Conflict Minerals may be from recycled or scrap sources.

IBM’s Conflict Minerals Due Diligence Design

IBM’s due diligence measures for Conflict Minerals conform in all applicable respects to the framework set forth in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas, including Annex II and the related supplements pertaining to downstream companies (OECD Guidance).

Since IBM is not a direct purchaser of ore or unrefined minerals, it is several tiers “downstream” from the smelters or refiners (SORs) of such minerals. SORs are at the point in the supply chain where ore, concentrates and/or scrap material are converted to a metal. IBM, like many downstream companies, does not have direct business relationships with SORs or visibility to the extraction and movement of Conflict Minerals between SORs and upstream entities. This position increases the difficulty of determining the origin of the Conflict Minerals in the Covered Products and, as a result, IBM relies on established industry processes and information provided from its in-scope direct suppliers.

Description of Due Diligence Measures Performed

IBM upholds a high standard of due diligence to meet legal requirements and internationally accepted standards, with the ultimate goal of establishing and maintaining a responsible supply chain for 3TG. IBM’s Responsible Minerals Policy is aligned with the Organisation for Economic Co-operation and Development (OECD) Guidance for Conflict Affected and High-Risk Areas (CAHRAs). As a member of the Responsible Minerals Initiative (RMI), our due diligence process utilizes RMI resources including the Conflict Minerals Reporting Template (CMRT) and the Responsible Minerals Assurance Process (RMAP), augmented by the London Bullion Market Association (LBMA), the Responsible Jewellery Council Chain of Custody Standard (RJC CoC), and the Tungsten Industry – Conflict Minerals Council (Ti-CMC). The RMAP, LBMA, RJC CoC, and Ti-CMC use independent third-party audits to identify SORs that have systems in place to assure focus minerals are sourced responsibly. RMAP, LBMA, RJC CoC, and Ti-CMC are recognized by industry as third-party validation schemes.

Below is a description of the due diligence measures performed by IBM for the Reporting Period.

1. OECD Step 1: Establish strong company management systems.

•	Positioned the IBM Responsible Minerals team within IBM’s Global Procurement organization to implement IBM’s 3TG Program.

•	The IBM Responsible Minerals team reports to IBM’s Chief Procurement Officer and this Report is reviewed by IBM’s Senior Vice President of IBM Systems.

•	Implemented IBM Responsible Minerals Policy to include 3TG from the Covered Countries and CAHRAs. This policy outlines IBM’s dedication to ethical and responsible minerals sourcing due diligence consistent with the OECD Guidance. This policy also emphasizes IBM’s expectations with its hardware suppliers for sourcing minerals responsibly. Our policy is publicly available and can be found at https://www.ibm.com/procurement/responsibleminerals

•	Assigned Responsible Minerals team members to in-scope suppliers for collaboration, support, and guidance to attain the goals of IBM’s Responsible Minerals program.

•	Provided an online grievance mechanism for internal and external parties to report concerns regarding Conflict Minerals to IBM’s Ombudsman.

•	Included Responsible Minerals requirements in standard contract templates: All IBM’s hardware suppliers are required to sign a contract agreement to only source minerals responsibly in alignment with IBM’s Responsible Minerals Policy.

2. OECD Step 2: Identify and assess risks in the supply chain.

•	Requested IBM’s in-scope direct suppliers to survey their upstream suppliers twice per year to identify SORs and related Conflict Minerals information through the RMI CMRT.

•	Managed collection of CMRTs and tracked status of supplier responses.

•	Reviewed the information provided in the CMRTs against IBM’s validation criteria and OECD Guidance.

•	Analyzed the CMRTs for completeness and accuracy, and, when appropriate, communicated errors and actions required to in-scope direct suppliers.

•	Used RMI Compliant Smelter Sourcing Information and other research to ascertain whether any Conflict Minerals in the Covered Products may have originated in the Covered Countries.

•	Compared SORs identified by the in-scope direct suppliers against RMI information to determine valid SORs and their RMAP status; also checked the status of SORs against LBMA, RJC CoC, and Ti-CMC information.

3. OECD Step 3: Design and implement strategies to respond to identified risks.

•	Reported to IBM’s Global Procurement management on topics such as CMRT collection efforts, in-scope supplier conflict-free progress, SOR risk mitigation, and driving identified SORs toward RMAP or LBMA, RJC CoC, or Ti-CMC engagement.

•	Required our in-scope suppliers to use SORs either actively pursuing or assessed as conformant to the recognized third-party schemes of RMAP, LBMA, RJC CoC, or Ti-CMC. Acceptance was given to SORs meeting IBM’s requirements of being a refiner of 100% recycled 3TG material.

•	Identified high-risk SORs and required in-scope direct suppliers reporting high-risk SORs to validate whether minerals from the SOR are contained in products provided to IBM. If confirmed that Conflict Minerals from the high-risk SOR were in Covered Products, requested in-scope direct suppliers to transition the SOR from the IBM supply chain.

•	Expanded Responsible Minerals education beyond first tier suppliers: In 2020, IBM shared its best practices and hosted three online forums, including a joint forum consisting of multitier suppliers within IBM’s supply chain, and participated in multiple third-party forums. We also continued one on one training and joint outreach for new suppliers or personnel.

•	Collaborated with select upstream suppliers to address high-risk SORs and their propagation through the IBM supply chain.

•	Stayed informed of macro Conflict Minerals issues and developments through participation in the RMI.

•	Invested and participated in the development and growth of Responsible Sourcing Blockchain Network (RSBN) to improve 3TG and other minerals transparency, traceability, and accountability. IBM expects that RSBN will eventually contribute to the improvement of living conditions and economic diversity of mining communities.

4. OECD Step 4: Carry out independent third-party audits of supply chain due diligence.

•	Required all IBM’s suppliers to only source from 3TG smelters or refiners (SORs) that have been validated by either one of third party audited schemes (RMAP, LBMA, RJC, or TI-CMC), or confirmed as 100% recyclers.

•	Supported RMI initiatives through participation in RMI workgroups.

•	Since its inception, supported RMI’s RMAP accreditation of SORs engaged in Responsible Minerals to build a global network of validated sources of material meeting the needs of IBM’s Responsible Minerals Policy. With the backing of over 400 members in RMI, the network of accredited SORs has grown considerably allowing for downstream companies to utilize greater percentages of third-party verified 3TG.

•	Single point of contact for select SORs, without accredited designation, acting directly or indirectly in conjunction with RMI’s smelter engagement teams, to encourage their participation in RMAP or other recognized third-party validation schemes.

•	Participated in teleconferences with China SORs to discuss matters regarding RMAP, such as understanding the dynamics of the SORs and downstream users of 3TG, SOR participation in the program, and retention of SORs in the program.

5. OECD Step 5: Report annually on supply chain due diligence.

•	Pursuant to the Rule, annually file Form SD and IBM’s Conflict Minerals Report.

•	Published the 2019 Conflict Minerals Report on IBM’s Responsible Minerals website https://www.ibm.com/procurement/responsibleminerals.

•	Included Conflict Minerals progress in IBM’s annual Corporate Responsibility Report.

•	Retained records related to Conflict Minerals in conformance with IBM’s records retention policy.

Reporting Period Determination and Findings

Based on the information obtained through the due diligence process described herein, IBM believes that the SORs that may be used to process the Conflict Minerals contained in the Covered Products are listed in Appendix A. The list identifies SORs present at year end 2020. Further, as listed in Appendix B, IBM has reasonably determined the potential countries of origin of the Conflict Minerals in the Covered Products.

The following table illustrates the percentage of 2020 SORs in the IBM supply chain that, as of December 31, 2020, are conformant with or active in one or more of the third-party validation schemes or are processing 100% recycled scrap.

Conflict Minerals	Number of SORs	% of SORs that are Conformant, Active, or Recycled Scrap
Tantalum	37	100%
Tin	53	100%
Tungsten	47	100%
Gold	113	100%
Total	250	100%

IBM’s progress in this area since 2013 is illustrated below and reflects that, in 2020, all SORs reported in the IBM supply chain are pursuing or are accredited as conformant to a recognized third-party validation scheme (or operating as refiners of recycled 3TG).

Note that for 2013 and 2014, IBM considered conflict-free SORs to be only those conformant with RMAP. From 2015 onward, SORs that were active in a recognized third-party validation scheme (RMAP, LBMA, RJC, and TI-CMC) were added to the conformant category. In 2019 and beyond, the conformant category further includes SORs determined to source 3TG from outside Covered Countries or solely from recycled or scrap sources.

IBM Requirement for Suppliers to be Conflict Free

During 2020, IBM continued its initiative to have all in-scope direct suppliers achieve a conformant supply chain as defined by its Responsible Minerals Policy. In-scope direct suppliers with CMRTs containing SORs that are not progressing toward, or have not already received conflict-free accreditation, are required to transition those SORs from products provided to IBM. The IBM Responsible Minerals team and the Global Procurement organization work with those suppliers to help them achieve this goal. Their progress is tracked and reported to IBM executives monthly along with IBM’s progress toward attaining 100% conformant status. IBM has received CMRTs from 100% of our in-scope suppliers, containing over 99% reporting of the extended supply chain.

IBM’s Next Steps to Mitigate Conflict Minerals Risk

IBM expects to take the following steps to enhance its due diligence measures and to continue mitigating the risk that the Conflict Minerals contained in the Covered Products finance or benefit armed groups in the Covered Countries:

•	By participating in the RMI, contribute to the continued development of collaborative tools and resources for companies to assess their supply chains and avoid inclusion of Conflict Minerals in the extended supply chain.

•	Remain aware of developments in Conflict Minerals due diligence processes by participation in the RMI and apply that knowledge to IBM’s Conflict Minerals risk assessment and mitigation actions.

•	As an ardent supporter of Environmental stewardship, IBM continues to grow usage of 3TG 100% recyclers.

•	Work with RMI members and IBM in-scope direct suppliers to contact SORs to better understand their sourcing circumstances and gain their commitment to remain engaged with an RMAP assessment or another recognized validation scheme.

•	Seek resolution for any future identified SORs in IBM’s supply chain that are not currently on the RMI’s list of recognized SORs and drive additional identified SORs in IBM’s supply chain into the RMAP.

•	Improve in-scope direct suppliers’ CMRT upstream supplier completeness; provide collaboration from IBM and other upstream suppliers to attain 100% upstream coverage.

•	Drive in-scope direct suppliers to provide product-specific CMRTs instead of company-level CMRTs, as company-level CMRTs may include SORs not used in the supply chain for Covered Products; use of product-specific CMRTs by in-scope direct suppliers will enable IBM to have a more precise list of SORs used in the Covered Products.

•	Continue to influence upstream sourcing practices to require the usage of -third party compliant SORs, including the use of conflict-free contract clauses.

•	Engage IBM Systems Development and Procurement on future products to ascertain conformant status of SORs to be used by the proposed in-scope direct suppliers. Eliminate use of any nonconformant SORs prior to introduction of the product to the marketplace.

•	Utilize RSBN to improve the end-to-end supply chain in support of IBM’s Responsible Minerals Policy.

IBM’s Support of the RMI

As outlined in the OECD Guidance, the internationally recognized standard on which IBM’s due diligence is based, IBM supports an industry initiative that audits the due diligence activities of SORs. That industry initiative is the RMI’s RMAP. The potential countries of origin found in Appendix B, and upon which IBM relied for certain statements in this Report, was obtained through RMI and other accreditation source data. IBM is an active contributor to the RMI through our participation in various working groups. IBM’s member ID is MIBM.

Appendix A

Smelters or Refiners (SORs) that may be used to process the Conflict Minerals contained in the Covered Products.

SOR Status (as of January 29, 2021):

“Conformant” indicates the SOR has successfully completed an assessment and is listed by the RMAP, LBMA Good Delivery List, RJC Chain-of-Custody, or Ti-CMC web sites.

“Active” indicates that the SOR is in process for assessment by one or more of the recognized third-party validation schemes. “Recycled Scrap” indicates that the SOR has demonstrated conformance to criteria for a facility processing only recycled or scrap materials and is currently not participating in one of the noted validation schemes.

Metal	Name of SOR	SOR Status (Jan 29, 2021)
Tantalum	Asaka Riken Co., Ltd.	Conformant (RMAP)
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Conformant (RMAP)
Tantalum	D Block Metals, LLC	Conformant (RMAP)
Tantalum	Exotech Inc.	Conformant (RMAP)
Tantalum	F&X Electro-Materials Ltd.	Conformant (RMAP)
Tantalum	FIR Metals & Resource Ltd.	Conformant (RMAP)
Tantalum	Global Advanced Metals Aizu	Conformant (RMAP)
Tantalum	Global Advanced Metals Boyertown	Conformant (RMAP)
Tantalum	H.C. Starck Hermsdorf GmbH	Conformant (RMAP)
Tantalum	H.C. Starck Inc.	Conformant (RMAP)
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Conformant (RMAP)
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Conformant (RMAP)
Tantalum	Jiangxi Tuohong New Raw Material	Conformant (RMAP)
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Conformant (RMAP)
Tantalum	Jiujiang Tanbre Co., Ltd.	Conformant (RMAP)
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Conformant (RMAP)
Tantalum	KEMET de Mexico	Conformant (RMAP)
Tantalum	LSM Brasil S.A.	Conformant (RMAP)
Tantalum	Meta Materials	Conformant (RMAP)
Tantalum	Metallurgical Products India Pvt., Ltd.	Conformant (RMAP)
Tantalum	Mineracao Taboca S.A.	Conformant (RMAP)
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Conformant (RMAP)
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Conformant (RMAP)
Tantalum	NPM Silmet AS	Conformant (RMAP)
Tantalum	QuantumClean	Conformant (RMAP)
Tantalum	Resind Industria e Comercio Ltda.	Conformant (RMAP)
Tantalum	Solikamsk Magnesium Works OAO	Conformant (RMAP)
Tantalum	Taki Chemical Co., Ltd.	Conformant (RMAP)
Tantalum	TANIOBIS Co., Ltd.	Conformant (RMAP)
Tantalum	TANIOBIS GmbH	Conformant (RMAP)
Tantalum	TANIOBIS Japan Co., Ltd.	Conformant (RMAP)
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Conformant (RMAP)

Tantalum	Telex Metals	Conformant (RMAP)
Tantalum	Ulba Metallurgical Plant JSC	Conformant (RMAP)
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	Conformant (RMAP)
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	Conformant (RMAP)
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	Conformant (RMAP)
Tin	Alpha	Conformant (RMAP)
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Conformant (RMAP)
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	Conformant (RMAP)
Tin	China Tin Group Co., Ltd.	Conformant (RMAP)
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	Recycled Scrap (IBM)
Tin	Dowa	Conformant (RMAP)
Tin	EM Vinto	Conformant (RMAP)
Tin	Estanho de Rondonia S.A.	Active
Tin	Fenix Metals	Conformant (RMAP)
Tin	Gejiu Kai Meng Industry and Trade LLC	Conformant (RMAP)
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Conformant (RMAP)
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Conformant (RMAP)
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Conformant (RMAP)
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Conformant (RMAP)
Tin	HuiChang Hill Tin Industry Co., Ltd.	Conformant (RMAP)
Tin	Jiangxi New Nanshan Technology Ltd.	Conformant (RMAP)
Tin	Luna Smelter, Ltd.	Conformant (RMAP)
Tin	Ma'anshan Weitai Tin Co., Ltd.	Conformant (RMAP)
Tin	Magnu's Minerais Metais e Ligas Ltda.	Conformant (RMAP)
Tin	Malaysia Smelting Corporation (MSC)	Conformant (RMAP)
Tin	Melt Metais e Ligas S.A.	Conformant (RMAP)
Tin	Metallic Resources, Inc.	Conformant (RMAP)
Tin	Metallo Belgium N.V.	Conformant (RMAP)
Tin	Metallo Spain S.L.U.	Conformant (RMAP)
Tin	Mineracao Taboca S.A.	Conformant (RMAP)
Tin	Minsur	Conformant (RMAP)
Tin	Mitsubishi Materials Corporation	Conformant (RMAP)
Tin	Modeltech Sdn Bhd	Recycled Scrap (IBM)
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Conformant (RMAP)
Tin	O.M. Manufacturing Philippines, Inc.	Conformant (RMAP)
Tin	Operaciones Metalurgicas S.A.	Conformant (RMAP)
Tin	PT Artha Cipta Langgeng	Conformant (RMAP)
Tin	PT ATD Makmur Mandiri Jaya	Conformant (RMAP)
Tin	PT Babel Surya Alam Lestari	Conformant (RMAP)
Tin	PT Bangka Serumpun	Conformant (RMAP)
Tin	PT Menara Cipta Mulia	Conformant (RMAP)
Tin	PT Mitra Stania Prima	Conformant (RMAP)
Tin	PT Prima Timah Utama	Conformant (RMAP)
Tin	PT Rajawali Rimba Perkasa	Conformant (RMAP)
Tin	PT Rajehan Ariq	Conformant (RMAP)
Tin	PT Refined Bangka Tin	Conformant (RMAP)

Tin	PT Timah Tbk Kundur	Conformant (RMAP)
Tin	PT Timah Tbk Mentok	Conformant (RMAP)
Tin	Resind Industria e Comercio Ltda.	Conformant (RMAP)
Tin	Rui Da Hung	Conformant (RMAP)
Tin	Soft Metais Ltda.	Conformant (RMAP)
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Conformant (RMAP)
Tin	Thaisarco	Conformant (RMAP)
Tin	Tin Technology & Refining	Conformant (RMAP)
Tin	White Solder Metalurgia e Mineracao Ltda.	Conformant (RMAP)
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Conformant (RMAP)
Tin	Yunnan Tin Company Limited	Conformant (RMAP)
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Conformant (RMAP)
Tungsten	A.L.M.T. Corp.	Conformant (RMAP, TI-CMC)
Tungsten	ACL Metais Eireli	Conformant (RMAP)
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Active
Tungsten	Asia Tungsten Products Vietnam Ltd.	Conformant (RMAP)
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	China Molybdenum Tungsten Co., Ltd.	Active
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	Conformant (RMAP)
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Conformant (RMAP)
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	Conformant (RMAP)
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Conformant (RMAP)
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Global Tungsten & Powders Corp.	Conformant (RMAP, TI-CMC)
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	H.C. Starck Tungsten GmbH	Conformant (RMAP, TI-CMC)
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Conformant (RMAP)
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Conformant (RMAP, TI-CMC)
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Hydrometallurg, JSC	Conformant (RMAP, TI-CMC)
Tungsten	Japan New Metals Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co.	Recycled Scrap (IBM)
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Active
Tungsten	Kennametal Fallon	Conformant (RMAP, TI-CMC)
Tungsten	Kennametal Huntsville	Conformant (RMAP, TI-CMC)
Tungsten	KGETS Co., Ltd.	Conformant (RMAP)

Tungsten	Lianyou Metals Co., Ltd.	Conformant (RMAP)
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Masan High-Tech Materials	Conformant (RMAP)
Tungsten	Moliren Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Niagara Refining LLC	Conformant (RMAP, TI-CMC)
Tungsten	NPP Tyazhmetprom LLC	Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Conformant (RMAP)
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Conformant (RMAP, TI-CMC)
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Conformant (RMAP)
Tungsten	Unecha Refractory metals plant	Conformant (RMAP)
Tungsten	Wolfram Bergbau und Hutten AG	Conformant (RMAP, TI-CMC)
Tungsten	Woltech Korea Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Xiamen Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Conformant (RMAP, TI-CMC)
Gold	8853 S.p.A.	Conformant (RJC)
Gold	Advanced Chemical Company	Conformant (RMAP)
Gold	Aida Chemical Industries Co., Ltd.	Conformant (RMAP)
Gold	Al Etihad Gold Refinery DMCC	Conformant (RMAP)
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Conformant (LBMA, RJC)
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Conformant (LBMA)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Conformant (LBMA)
Gold	Argor-Heraeus S.A.	Conformant (LBMA, RJC)
Gold	Asahi Pretec Corp.	Conformant (LBMA)
Gold	Asahi Refining Canada Ltd.	Conformant (LBMA)
Gold	Asahi Refining USA Inc.	Conformant (LBMA)
Gold	Asaka Riken Co., Ltd.	Conformant (RMAP)
Gold	AU Traders and Refiners	Conformant (RJC)
Gold	Aurubis AG	Conformant (LBMA)
Gold	Bangalore Refinery	Conformant (RMAP)
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Conformant (LBMA)
Gold	Boliden AB	Conformant (LBMA)
Gold	C. Hafner GmbH + Co. KG	Conformant (LBMA, RJC)
Gold	C.I Metales Procesados Industriales SAS	Active
Gold	CCR Refinery - Glencore Canada Corporation	Conformant (LBMA)
Gold	Cendres + Metaux S.A.	Conformant (RJC)
Gold	Chimet S.p.A.	Conformant (LBMA)
Gold	Chugai Mining	Conformant (RMAP)
Gold	Daye Non-Ferrous Metals Mining Ltd.	Conformant (LBMA)
Gold	DODUCO Contacts and Refining GmbH	Conformant (RMAP)
Gold	Dowa	Conformant (RMAP)
Gold	DSC (Do Sung Corporation)	Conformant (RMAP)
Gold	Eco-System Recycling Co., Ltd. East Plant	Conformant (RMAP)
Gold	Eco-System Recycling Co., Ltd. North Plant	Conformant (RMAP)

Gold	Eco-System Recycling Co., Ltd. West Plant	Conformant (RMAP)
Gold	Emirates Gold DMCC	Conformant (RMAP)
Gold	Geib Refining Corporation	Conformant (RMAP)
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	Conformant (LBMA)
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Conformant (LBMA)
Gold	Heimerle + Meule GmbH	Conformant (LBMA)
Gold	Heraeus Germany GmbH Co. KG	Active
Gold	Heraeus Metals Hong Kong Ltd.	Conformant (LBMA, RJC)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Conformant (LBMA)
Gold	Ishifuku Metal Industry Co., Ltd.	Conformant (LBMA)
Gold	Istanbul Gold Refinery	Conformant (LBMA)
Gold	Italpreziosi	Conformant (LBMA, RJC)
Gold	Japan Mint	Conformant (LBMA)
Gold	Jiangxi Copper Co., Ltd.	Conformant (LBMA)
Gold	JSC Novosibirsk Refinery	Conformant (LBMA)
Gold	JSC Uralelectromed	Conformant (LBMA)
Gold	JX Nippon Mining & Metals Co., Ltd.	Conformant (LBMA)
Gold	Kazzinc	Conformant (LBMA)
Gold	Kennecott Utah Copper LLC	Conformant (LBMA)
Gold	KGHM Polska Miedz Spolka Akcyjna	Conformant (LBMA)
Gold	Kojima Chemicals Co., Ltd.	Conformant (RMAP)
Gold	Korea Zinc Co., Ltd.	Conformant (RMAP)
Gold	Kyrgyzaltyn JSC	Conformant (LBMA)
Gold	L'Orfebre S.A.	Conformant (RMAP)
Gold	LS-NIKKO Copper Inc.	Conformant (LBMA)
Gold	LT Metal Ltd.	Conformant (RMAP)
Gold	Marsam Metals	Conformant (RMAP)
Gold	Materion	Conformant (RMAP)
Gold	Matsuda Sangyo Co., Ltd.	Conformant (LBMA)
Gold	Metalor Technologies (Hong Kong) Ltd.	Conformant (LBMA, RJC)
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Conformant (LBMA, RJC)
Gold	Metalor Technologies (Suzhou) Ltd.	Conformant (LBMA, RJC)
Gold	Metalor Technologies S.A.	Conformant (LBMA, RJC)
Gold	Metalor USA Refining Corporation	Conformant (LBMA, RJC)
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Conformant (LBMA)
Gold	Mitsubishi Materials Corporation	Conformant (LBMA)
Gold	Mitsui Mining and Smelting Co., Ltd.	Conformant (LBMA)
Gold	MMTC-PAMP India Pvt., Ltd.	Conformant (LBMA)
Gold	Modeltech Sdn Bhd	Recycled Scrap (IBM)
Gold	Moscow Special Alloys Processing Plant	Conformant (LBMA)
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Conformant (LBMA)
Gold	Navoi Mining and Metallurgical Combinat	Conformant (LBMA)
Gold	NH Recytech Company	Recycled Scrap (IBM)
Gold	Nihon Material Co., Ltd.	Conformant (LBMA)

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Conformant (RJC)
Gold	Ohura Precious Metal Industry Co., Ltd.	Conformant (RMAP)
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Conformant (LBMA)
Gold	PAMP S.A.	Conformant (LBMA)
Gold	Planta Recuperadora de Metales SpA	Conformant (RMAP)
Gold	Prioksky Plant of Non-Ferrous Metals	Conformant (LBMA)
Gold	PT Aneka Tambang (Persero) Tbk	Conformant (LBMA)
Gold	PX Precinox S.A.	Conformant (LBMA)
Gold	Rand Refinery (Pty) Ltd.	Conformant (LBMA)
Gold	REMONDIS PMR B.V.	Conformant (RMAP)
Gold	Royal Canadian Mint	Conformant (LBMA)
Gold	SAAMP	Conformant (RJC)
Gold	Safimet S.p.A	Conformant (RJC)
Gold	SAFINA A.S.	Conformant (RMAP)
Gold	Samduck Precious Metals	Conformant (RMAP)
Gold	SAXONIA Edelmetalle GmbH	Conformant (RMAP)
Gold	SEMPSA Joyeria Plateria S.A.	Conformant (LBMA, RJC)
Gold	Shandong Gold Smelting Co., Ltd.	Conformant (LBMA)
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Conformant (LBMA)
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Conformant (LBMA)
Gold	Singway Technology Co., Ltd.	Conformant (RMAP)
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Conformant (LBMA)
Gold	Solar Applied Materials Technology Corp.	Conformant (LBMA)
Gold	Sumitomo Metal Mining Co., Ltd.	Conformant (LBMA)
Gold	SungEel HiMetal Co., Ltd.	Conformant (RMAP)
Gold	T.C.A S.p.A	Conformant (LBMA)
Gold	Tanaka Kikinzoku Kogyo K.K.	Conformant (LBMA)
Gold	Tokuriki Honten Co., Ltd.	Conformant (LBMA)
Gold	TOO Tau-Ken-Altyn	Conformant (LBMA)
Gold	Torecom	Conformant (RMAP)
Gold	TSK Pretech	Conformant (RMAP)
Gold	Umicore Precious Metals Thailand	Conformant (RJC)
Gold	Umicore S.A. Business Unit Precious Metals Refining	Conformant (LBMA)
Gold	United Precious Metal Refining, Inc.	Conformant (RMAP)
Gold	Valcambi S.A.	Conformant (LBMA, RJC)
Gold	Western Australian Mint (T/a The Perth Mint)	Conformant (LBMA)
Gold	WIELAND Edelmetalle GmbH	Conformant (RJC)
Gold	Yamakin Co., Ltd.	Conformant (RMAP)
Gold	Yokohama Metal Co., Ltd.	Conformant (RMAP)
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Conformant (LBMA)

Appendix B

Potential Countries of Origin for Conflict Minerals associated with the SORs listed in Appendix A

(Based on RMI and other accreditation source data)*

Country of Origin (Alphabetical List) Sourced from RMI and IBM Due Diligence
Argentina	Eritrea	Malaysia	Senegal
Armenia	Ethiopia	Mali	Sierra Leone
Australia	Fiji	Mauritania	Slovakia
Austria	Finland	Mexico	South Africa
Azerbaijan	France	Mongolia	South Korea
Belgium	Gabon	Morocco	Spain
Benin	Georgia	Myanmar	Suriname
Bolivia (Plurinational State of)	Ghana	Namibia	Sweden
Brazil	Guatemala	New Zealand	Tanzania
Burkina Faso	Guinea	Nicaragua	Thailand
Burundi	Guyana	Niger	Togo
Cambodia	Honduras	Nigeria	Turkey
Canada	India	Panama	United States of America
Chile	Indonesia	Papua New Guinea	Uruguay
China	Ivory Coast	Peru	Uzbekistan
Colombia	Japan	Philippines	Venezuela
Congo, Democratic Republic of	Kyrgyzstan	Portugal	Vietnam
Dominican Republic	Laos	Russian Federation	Zambia
Ecuador	Liberia	Rwanda	Zimbabwe
Egypt	Madagascar	Saudi Arabia